Exhibit 99-14


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-124137 to The LKCM Funds, Inc., on Form N-14 of our report dated February 14, 2005 relating to the financial statements and financial highlights appearing in the Annual Report of Aquinas Funds, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Milwaukee, WI
July 18, 2005